UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8 - K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 29, 2007
TSB Financial Corporation
(Exact name of Registrant as Specified in its Charter)
North Carolina
(State or other Jurisdiction of Incorporation)

000-52223	20-4814503

(Commission File Number)	(IRS Employer Identification No.)
1057 Providence Road, Charlotte, North Carolina 28207
(Address of principal executive offices, including Zip Code)
(704) 331-8686
(Registrant’s Telephone Number, including Area Code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Exhibit 2.1
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit 99.1

Forward-Looking Statements
     This report contains forward-looking statements, including statements about future operating results and other forward-looking information for TSB Financial Corporation and SCBT Financial Corporation. These statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As such, the statements involve significant risks and uncertainties. Actual results may differ materially due to such factors as: (1) expected cost savings from the merger not materializing within the expected time frame; (2) revenues following the merger not meeting expectations; (3) failure to retain the customer bases of the two institutions following the merger; (4) competitive pressures among financial institutions increasing significantly; (5) costs or difficulties related to the integration of the businesses of TSB Financial Corporation and SCBT Financial Corporation being greater than anticipated; (6) general economic conditions being less favorable than anticipated; (7) legislation or regulatory changes adversely affecting the business in which the combined company will be engaged; and (8) the timing of the completion of the transactions.
Item 1.01 Entry into a Material Definitive Agreement
     On August 29, 2007, TSB Financial Corporation (the “Company”), the parent holding company for The Scottish Bank (the “Bank”), entered into a merger agreement with SCBT Financial Corporation (“SCBT”). Pursuant to the agreement, the Company will be merged with and into SCBT. A copy of the merger agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K. Capitalized terms not defined herein shall have the meaning set forth in the merger agreement.
     Under the terms of the merger agreement, each share of the Company’s common stock issued and outstanding at the effective time of the merger will be converted into and exchanged for the right to receive either 0.993 shares of SCBT common stock or $35.00 in cash, subject to an overall limitation that the aggregate number of shares of SCBT common stock to be issued in the merger will be 939,372. Cash will be paid in lieu of fractional shares.
     Closing of the merger is subject to certain conditions. The merger agreement and the transactions contemplated thereby are subject to the approval of the shareholders of the Company, regulatory approvals, and other customary closing conditions.
     The merger agreement contains customary representations, warranties and covenants of the Company and SCBT. The Company has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions.
     If the Company terminates the merger agreement to accept an alternative acquisition proposal or if either party terminates this agreement because the merger has not been consummated prior to June 30, 2008 and after the signing of the merger agreement and before the termination a third party makes an acquisition proposal and the Company enters into an agreement to effect that alternative acquisition transaction, then the Company will owe SCBT a termination fee of $1.75 million. If SCBT terminates the merger agreement if the merger is not approved by the Company’s shareholders, and (i) the Company’s board of directors shall have failed to reaffirm its approval of the merger agreement and the merger within five business days after SCBT’s written request for such reaffirmation or shall have resolved not to reaffirm the merger, or (ii) the Company’s board of directors shall have failed to include in the Company’s proxy statement soliciting proxies from its shareholders to be voted to approve the merger its recommendation, without modification or qualification, that the Company’s shareholders approve the merger, or (iii) the Company’s board of directors shall have withdrawn, qualified or modified, or shall have proposed publicly to withdraw, qualify or modify, in a manner adverse to SCBT, the board of directors’ recommendation, or (iv) the Company’s board of directors shall have affirmed, recommended, or authorized entering into any alternative acquisition transaction, or, (v) within ten business days after commencement of any tender or exchange offer for any shares of the Company’s common stock, the Company’s board of directors shall have made any recommendation other than against acceptance of such tender or exchange offer by its shareholders, and if within 12 months thereafter the Company enters into an agreement to effect an alternative acquisition transaction with a third party, the Company will owe SCBT a termination fee of $1.5 million.
     The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is set forth below as Exhibit 2.1 hereto and is incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On August 29, 2007, the Company entered into Amended and Restated Change-In-Control Agreements with John B. Stedman, Jr., Chief Executive Officer, R. Allan Schlick, Chief Credit Officer, and Janet H. Hollar, Chief Financial Officer. The Amended and Restated Change-in-Control Agreements amended and restated the Change-in—Control Agreements dated May 23, 2007 between the Company and such executive officers.
Stedman and Hollar
     The Amended and Restated Change-in-Control Agreements for Mr. Stedman and Ms. Hollar revised the outstanding agreements to permit compliance with Section 409A of the Internal Revenue Code. Pursuant to the terms of the Amended and Restated Change-In-Control Agreements for Mr. Stedman and Ms. Hollar, these executive officers will receive continued payment of base salary for a period of 12 months after termination of employment following a “change in control” of the Company. In addition, the executive officers would receive an amount equal to the average bonus amounts paid during the two most recent fiscal years ending prior to the change in control, as well as twelve months of benefits provided to employees generally. The payments and benefits to be received pursuant to the Amended and Restated Change-in-Control Agreements are subject to the limitations imposed by Section 280G of the Internal Revenue Code of 1986, as amended.
     To be entitled to the payments upon such a change in control, (a) the executive officer’s employment must be terminated by the Company or The Scottish Bank other than for cause, or (b) the executive officer must terminate his or her employment for good reason, in either case within twelve months following the change in control. “Cause” is defined as material willful misconduct, use of alcohol or narcotics in a manner that affects their duties as an employee, conviction of a felony or misdemeanor involving moral turpitude, embezzlement or theft from the Company or The Scottish Bank or gross inattention to or dereliction of duty. “Good reason” generally means a material reduction in duties or a change in title resulting in material reduction in responsibilities or position, a material reduction in salary or bonus percentage, or relocation to an area farther than a specified distance from the principal office of the Company.
Schlick
     The Amended and Restated Change-in-Control Agreement for Mr. Schlick revised his outstanding agreement to permit compliance with Section 409A of the Internal Revenue Code and to provide for the payment to Mr. Schlick in a lump sum, discounted to present value, of 12 months’ base salary and an amount equal to the average bonus amounts paid during the two most recent fiscal years ending prior to the change in control, as well as twelve months of benefits provided to employees generally, so long as Mr. Schlick remains employed by the Bank or SCBT for four months after completion of a change-in-control transaction.
     The proposed merger with SCBT would constitute a change in control under these agreements.
     The foregoing summary of the Amended and Restated Change-in-Control Agreements does not purport to be complete and is qualified in it entirety by reference to the Amended and Restated Change-in-Control Agreements, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and incorporated herein by reference.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT
     SCBT will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the registration statement and the proxy statement/prospectus when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about SCBT and the Company, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus to be filed by SCBT also can be obtained, when available and without charge, by directing a request to TSB Financial Corporation, 1057 Providence Road, Charlotte, North Carolina 28207, Attention: Jan H. Hollar, Chief Financial Officer, (704) 331-8686, or to SCBT Financial Corporation, Post Office Box 1030, Columbia, South Carolina 29202, Attention: Richard C. Mathis, Executive Vice President and Chief Risk Officer, (803) 765-4629.
     The Company, SCBT and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the merger. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the Company’s most recent proxy statement as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and at the Company’s address in the preceding paragraph. Information about the directors and executive officers of SCBT is set forth in SCBT’s most recent proxy statement filed with the SEC and available at the SEC’s Internet site and from SCBT at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.
ITEM 8.01 OTHER EVENTS
     On August 30, 2007, the Company and SCBT issued a press release announcing the execution of the merger agreement. The complete text of the press release is attached to this report as Exhibit 99.1 and is filed herewith pursuant to Rule 425 under the Securities Act of 1933. In addition, a copy of a “Questions & Answers” presentation on the merger is incorporated by reference as Exhibit 99.2 and is filed herewith pursuant to Rule 425 under the Securities Act of 1933.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits.
     The following exhibits are filed as part of this report:

Exhibit
Number	Description
2.1	Agreement and Plan of Merger between TSB Financial Corporation and SCBT Financial Corporation, dated August 29, 2007

10.1	Amended and Restated Change-in-Control Agreement, dated as of August 29, 2007, by and between the Company and John B. Stedman, Jr.

10.2	Amended and Restated Change-in-Control Agreement, dated as of August 29, 2007, by and between the Company and R. Allan Schlick

10.3	Amended and Restated Change-in-Control Agreement, dated as of August 29, 2007, by and between the Company and Janet H. Hollar

99.1	Press Release dated August 30, 2007

99.2	Questions & Answers dated August 30, 2007, incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K of SCBT Financial Corporation, filed August 30, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TSB FINANCIAL CORPORATION
Dated: August 30, 2007	By:	/s/ Jan H. Hollar
Jan H. Hollar
Chief Financial Officer

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